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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         ____________________

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

February 7, 1996                        Commission File Number 0-13201
                         ____________________

                  SHEFFIELD EXPLORATION COMPANY, INC.
        (Exact name of Registrant as specified in its Charter)


           Delaware                      IRS ID #06-1052062
    (State of Jurisdiction)       (IRS Employer Identification No.)

                       1801 Broadway, Suite 600
                        Denver, Colorado  80202
               (Address of principal executive offices)

          Registrant's telephone number, including area code:
                            (303) 296-1908

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ITEM 5.   OTHER EVENTS

On February 6, 1996, Sheffield Exploration Company, Inc. (the
"Company") issued the following press release:

                             NEWS RELEASE

For release on:                                       February 7, 1996
Denver, Colorado

Contacts: TransMontaigne Oil Company
          --------------------------
          Harold R. Logan, Jr., Executive V.P.
          Frederick W. Boutin, Senior V.P.
          (303) 605-1798

          Sheffield Exploration Company, Inc.
          -----------------------------------
          J. Samuel Butler, President
          (303) 296-1908

             SHEFFIELD AND TRANSMONTAIGNE ANNOUNCE MERGER

          Sheffield Exploration Company, Inc. (AMEX.ECM: SHE) and privately-held TransMontaigne Oil Company ("TransMontaigne") today announced that the companies have signed an agreement to merge TransMontaigne into Sheffield, which will be the surviving corporation. The resulting entity will be known as TransMontaigne Oil Company and will be owned 91 percent by the stockholders of TransMontaigne. Edwin H. Morgens, Chairman of Sheffield, will be elected to TransMontaigne's current Board of Directors. Consummation of the transaction is conditioned upon completion of due diligence by both companies and approval of both companies' shareholders. It is anticipated that the merger will be completed and effective by May 1996.

          TransMontaigne Oil Company (Denver, Colorado) is a holding company with activities in the downstream energy industry, with annual revenues in excess of $300 million.




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                              SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SHEFFIELD EXPLORATION COMPANY, INC.



Date:  February 7, 1996       By: /s/ David L. Milanesi
                                 -------------------------------------
                                  David L. Milanesi
                                  Treasurer, Principal Financial and
                                  Accounting Officer




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